Exhibit 10.2

SUPPORT AGREEMENT
This SUPPORT AGREEMENT (this “Agreement”), dated as of November 25, 2015 (the “Execution Date”), among Computer Programs and Systems, Inc., a Delaware corporation (“Parent”), HHI Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), HHI Merger Sub II, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Successor Sub”), AHR Holdings, LLC, a Delaware limited liability company and a stockholder (the “Principal Stockholder”) of Healthland Holding Inc., a Delaware corporation (the “Company”), Francisco Partners II, L.P., a Delaware limited partnership (“FP Fund II”), and Francisco Partners Parallel Fund II, L.P., a Delaware limited partnership (“FP Parallel Fund II” and, together with FP Fund II, the “FP Funds”). Parent, Merger Sub, Successor Sub, the Principal Stockholder, FP Fund II and FP Parallel Fund II are each referred to in this Agreement as a “Party” and are collectively referred to in this Agreement as the “Parties”.
WHEREAS, Parent, Merger Sub, Successor Sub, the Company and the Principal Stockholder, solely as the Securityholder Representative, propose to enter into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a final draft of which has been made available to the Parties, which provides, upon the terms and subject to the conditions thereof, (i) Merger Sub shall merger with and into the Company (the “First Step Merger”) with the Company continuing as the surviving corporation in the First Step Merger as a direct wholly owned subsidiary of Parent (the “First Step Surviving Corporation”) and (ii) immediately after the First Step Merger, the First Step Surviving Corporation shall merge with and into Successor Sub (the “Second Step Merger” and, together with the First Step Merger, the “Integrated Mergers”) with Successor Sub continuing as the surviving entity in the Second Step Merger as a direct wholly owned subsidiary of Parent (the “Surviving Entity”);
WHEREAS, the Principal Stockholder is the beneficial owner of 31,919 shares of Series A Preferred Stock, par value $0.001, of the Company and 35,979,683 shares of common stock, par value $0.001, of the Company;
WHEREAS, the FP Funds are collectively the beneficial owners of 100% of the limited liability company interests of the Principal Stockholder; and
WHEREAS, as a condition and inducement to Parent’s, Merger Sub’s and Successor Sub’s willingness to enter into the Merger Agreement, the Principal Stockholder and the FP Funds are entering into this Agreement with Parent, Merger Sub and Successor Sub.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Principal Stockholder and the FP Funds hereby agree as follows:
1.Confidentiality.
(a)    From and after the Closing, the Principal Stockholder and the FP Funds shall, and shall cause their respective Affiliates and the Representatives to whom Confidential Information

(as hereinafter defined) was provided prior to the Closing of each of the foregoing to, hold in confidence any and all confidential and proprietary information, whether in written, verbal, graphic or other form, concerning any of the Company Entities (collectively, “Company Confidential Information”), except that the Principal Stockholder and the FP Funds shall have no obligation under this Section 1 with respect to any Company Confidential Information that (i) as of the Execution Date is, or after the Execution Date becomes, generally available to the public other than through a breach of this Section 1 by the Principal Stockholder, either of the FP Funds, any of their respective Affiliates or any of the Representatives of any of the foregoing, (ii) is provided on a non-confidential basis to the Principal Stockholder, either of the FP Funds, any of their respective Affiliates or any of the officers, directors or employees of any of the foregoing by any Person other than the Surviving Entity or any of its Affiliates (including Parent) that was not known to the receiving party, after due inquiry, to be bound by any duty of confidentiality to the Surviving Entity or any of its Affiliates (including Parent), or (iii) is independently developed by the Principal Stockholder or any of its Affiliates after the Closing Date without use of or reference to any Company Confidential Information and without otherwise violating this Agreement.
(b)    The Principal Stockholder and the FP Funds shall, and shall cause their respective Affiliates and the Representatives of each of the foregoing to take the same degree of care to protect the Company Confidential Information that such Person uses to protect such Person’s own confidential and proprietary information of a similar nature, but in no event less than a commercially reasonable degree of care.
(c)    Notwithstanding the foregoing, neither the Principal Stockholder nor the FP Funds shall be in breach of this Section 1 as a result of any disclosure of Company Confidential Information that is required by applicable law or that is requested or required by any Governmental Authority or under any subpoena, civil investigative demand or other similar process, provided that the Principal Stockholder and the FP Funds, as applicable, shall promptly notify Parent, if allowed under applicable law, of the existence, terms and circumstances surrounding such requested or compelled disclosure, and shall cooperate with Parent, at Parent’s expense, in connection with any of Parent’s efforts to prevent or limit the scope of such disclosure. The Principal Stockholder and the FP Funds shall only disclose that portion of the Company Confidential Information that is legally required to be disclosed in accordance with the foregoing sentence.
2.    Non-Solicitation. The Principal Stockholder and the FP Funds agree that for a period of eighteen (18) months from and after the Closing Date (the “Restricted Period”), without the prior written consent of Parent, the Principal Stockholder and the FP Funds shall not, and shall cause their respective controlled Affiliates (which, for the purposes of this Section 2 shall include the general partner of the FP Funds and its controlled Affiliates) not to, directly or indirectly, (a) solicit for the purpose of offering employment to (whether as an employee, consultant, agent, independent contractor or otherwise), any of the employees of any of the Company Entities who were paid a base salary of at least One Hundred Thousand Dollars ($100,000) on the Closing Date (collectively, the “Covered Persons”) or (b) otherwise interfere with, or attempt to interfere with, the relationship between any Covered Person and any of the Company Entities; provided, however, that (i) general solicitations of employment published in a newspaper, over the internet, or in another publication of general circulation and not specifically directed towards any Covered Person shall not be deemed to constitute a prohibited solicitation for purposes of this Section 2, and (ii) the hiring of any Covered Person (or the engagement of any such Covered Person as a consultant) shall not violate this Section 2 if such Covered Person’s employment with any of the Company Entities was terminated by any of the Company Entities or by the Covered Person and, in each such case, at least three (3) months shall have elapsed since the date of any such termination or resignation. The Principal Stockholder and the FP Funds acknowledge that the provisions of this Section 2 are (A) reasonable and not any greater than reasonably necessary to protect Parent, Merger Sub, Successor Sub and their respective Affiliates, and (B) in consideration of (1) the Transactions, including the Principal Stockholder’s right to receive its portion of the Aggregate Merger Consideration, and (2) additional good and valuable consideration as set forth in this Agreement, the Merger Agreement and the other Transaction Documents. The Principal Stockholder and the FP Funds acknowledge that the potential harm to Parent, Merger Sub, Successor Sub and their respective Affiliates of the non-enforcement of any provision of this Section 2 outweighs any potential harm to the Principal Stockholder or either of the FP Funds of the enforcement of any provision of this Section 2 by injunction or otherwise.
3.    Release.
(a)    For and in consideration of the covenants and promises set forth in this Agreement, the Merger Agreement and the other Transaction Documents, effective as of, from, and after the First Step Merger Effective Time, the Principal Stockholder and each of the FP Funds, on behalf of itself and its respective past, present and future Affiliates, and on behalf of the investors, shareholders, members, principals, partners, trustees, beneficiaries, heirs, executors of each of the foregoing, the Representatives of each of the foregoing, and the predecessors, successors and assigns of each of the foregoing (collectively, the “Releasing Parties”), hereby fully, finally, unconditionally and irrevocably release, acquit and forever discharge, the Company Entities, and their respective present and future Affiliates (including, without limitation, Parent, Merger Sub and Successor Sub), the investors, shareholders, members, principals, partners, trustees, beneficiaries, heirs, executors, joint ventures and insurers of each of the foregoing, the Representatives of each of the foregoing, and the predecessors, successors (including, without limitation, the Surviving Entity) and assigns of each of the foregoing (collectively, the “Released Parties”) from any and all covenants, Proceedings, torts, debts, Damages, demands, offsets and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity (including, without limitation, with respect to conduct that is negligent, grossly negligent, willful, intentional, with or without malice, or a breach of any duty or Legal Requirement), whether known or unknown, whether concealed or hidden, whether disclosed or undisclosed, whether fixed, contingent or otherwise, whether asserted or unasserted, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether due or to become due and whether secured or unsecured, that such Releasing Parties, or any of them, had, have, or ever in the future may have (excluding any claims by employees that such employees may have under employment, option or other agreements with the Company) against the Released Parties, or any of them, in each case based on (i) acts, events, circumstances, conditions or omissions occurring at or prior to the First Step Merger Effective Time, or (ii) Liabilities of the Principal Stockholder or the FP Funds arising under this Agreement, the Merger Agreement (including, without limitation, Section 2.14 of the Merger Agreement or Article VIII of the Merger Agreement) or any of the other Transaction Documents (collectively, for the purposes of this Section 3, “Causes of Action”), excluding Causes of Action related to the Principal Stockholder’s rights (A) explicitly arising under the Merger Agreement, and (B) to indemnification under the provisions of the Governance Documents or the Constitutive Documents of any of the Company Entities (or any directors’ and officers’ liability insurance policy maintained by any of the Company Entities in respect of the same) if any Releasing Party is made a party to a Proceeding as a result of such Releasing Party’s status as a director, officer or employee of any of the Company Entities with respect to any act, omission, event or transaction occurring at or prior to the First Step Merger Effective Time (the “Reserved Causes of Action”). The Principal Stockholder and the FP Funds hereby acknowledge and agree that they do not have any claim or right to indemnity or contribution from any of the Released Parties with respect to any amounts paid by the Principal Stockholder or either of the FP Funds pursuant to this Agreement, the Merger Agreement or otherwise. The Principal Stockholder and the FP Funds agree that in no event will any of the Released Parties have any Liability whatsoever to the Principal Stockholder or either of the FP Funds for any inaccuracies, breaches, non-fulfillment or non-performance of the representations, warranties, covenants, obligations or agreements of the Company under the Merger Agreement, and that the Principal Stockholder and the FP Funds shall not seek to recover any amounts in connection therewith or thereunder from the Released Parties. In executing this Agreement, each Releasing Party acknowledges that it has been informed that the Company Entities may from time to time enter into agreements for additional types of financing, including, without limitation, recapitalizations, mergers and initial public offerings of capital stock of any of the Company Entities, and also may pursue acquisitions or enter into agreements for the sale of any of the Company Entities or all or a portion of any of the Company Entities’ assets, which may result in or reflect an increase in equity value or enterprise value, and that any and all claims arising from or relating to such transactions or such increases in equity value or enterprise value (without limitation) are encompassed within the scope of the release under this Section 3(a).
(b)    Except as specifically set forth in this Agreement, the Principal Stockholder and the FP Funds hereby represent to the Released Parties that (i) no Releasing Party has assigned any Causes of Action or possible Causes of Action against any Released Party, (ii) each Releasing Party fully releases, and intends to fully release, all Causes of Action against the Released Parties including, without limitation, unknown and contingent Causes of Action (other than the Reserved Causes of Action), and (iii) each Releasing Party has consulted with counsel with respect to the execution and delivery of this Agreement and has been fully apprised of the consequences of this Section 3. The Principal Stockholders and the FP Funds agree not to, and shall cause the other Releasing Parties not to, institute or maintain any Proceeding against any Released Party with respect to any Causes of Action (other than the Reserved Causes of Action).
(c)    Each Releasing Party understands that this Section 3 includes a full and final release covering all Causes of Actions (other than the Reserved Causes of Action), including, without limitation, all known and unknown, suspected or unsuspected injuries, debts, claims or damages that have arisen or may have arisen from any matters, acts, omissions or dealings actually released in this Section 3. Each Releasing Party acknowledges that there is a risk that after the execution and delivery of this Agreement, such Releasing Party may discover a Cause of Action that is released under this Section 3, but that is presently unknown to such Releasing Party, and the Releasing Party assumes such risk and understands that this release shall apply to any such Cause of Action.

Therefore, each Releasing Party expressly waives the provisions of California Civil Code Section 1542, or any similar provision of other applicable Legal Requirement, which states:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
4.    Transfer of Shares.
(a)    Transfer of Shares.
(i)    The Principal Stockholder hereby agrees that, at all times during the period commencing on the Execution Date until the earlier to occur of (A) the First Step Merger Effective Time and (B) the termination of the Merger Agreement in accordance with its terms (such earlier time, the “Expiration Time”), the Principal Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or make any offer regarding any Transfer of any of the Shares; provided, however, that the Principal Stockholder (and any transferee of the Principal Stockholder) may Transfer Shares to an Affiliate of the Principal Stockholder, provided that, as a condition to any such Transfer to such Affiliate, such Affiliate has agreed with Parent in writing to be bound by the terms of this Agreement and to hold such Shares subject to all the terms and provisions of this Agreement.
(ii)    A Person shall be deemed to have effected a “Transfer” of a Share if such Person directly or indirectly (A) sells, pledges, encumbers, grants an option with respect to (including any short sale), transfers or otherwise disposes of such Share or any interest therein or (B) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to (including any short sale), transfer of or other disposition of such Share or any interest therein.
(iii)    The term “Shares” means (A) all shares of Company Capital Stock and all options to acquire shares of Company Capital Stock owned by the Principal Stockholder as of the Execution Date, with the number and type of such shares set forth in the recitals to this Agreement, (B) all of the issued and outstanding shares of capital stock of Rycan Holdings, Inc. (“Rycan Holdings”), which are beneficially owned by the Principal Stockholder as of the Execution Date, and (C) all additional shares of Company Capital Stock and capital stock of Rycan Holdings and all additional options to acquire shares of Company Capital Stock of which the Principal Stockholder acquires beneficial ownership during the period commencing with the Execution Date until the Expiration Time; provided, that solely with respect to any obligation of the Principal Stockholder hereunder relating to the voting of securities or the granting of proxies with respect to securities, the term “Shares” shall include only such of the foregoing securities as confer voting rights upon the holders thereof and then only to the extent of such voting rights.
(b)    Transfer of Voting Rights. The Principal Stockholder hereby agrees that, at all times during the period commencing on the Execution Date until the Expiration Time, the

Principal Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement, commitment or understanding in a manner inconsistent with the terms of Section 5 of this Agreement or otherwise in contravention of the obligations of the Principal Stockholder under this Agreement, with respect to any of the Shares.
5.    Agreement to Vote Shares. Until the Expiration Time, at every meeting of stockholders of the Company and Rycan Holdings, as applicable, called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company and Rycan Holdings, as applicable, with respect to any of the following, the Principal Stockholder shall, or shall cause the holder of record on any applicable record date to, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Principal Stockholder and that the Shares are entitled to vote thereon or consent thereto, vote the Shares:
(a)    in favor of (i) adoption of the Merger Agreement, (ii) each of the actions contemplated by the Merger Agreement (including the Rycan Transaction), and (iii) any proposal or action that could reasonably be expected to facilitate the Integrated Mergers and the other Transactions;
(b)    against any proposal or action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Integrated Mergers or any of the other Transactions; and
(c)    against any Acquisition Proposal.
Until the Expiration Time, in the event that any meeting of the stockholders of the Company or Rycan Holdings, as applicable, is held with respect to any of the foregoing (and at every adjournment or postponement thereof), the Principal Stockholder shall, or shall cause the holder of record of Shares on any applicable record date to, appear at such meeting or otherwise cause his, her or its Shares to be counted as present thereat for purposes of establishing a quorum.
6.    Merger Agreement.
(a)    The Principal Stockholder and the FP Funds acknowledge that they have received, read and reviewed with their respective counsel and advisors copies of the Merger Agreement, and that they fully understand and agree to the terms and conditions thereof.
(b)    The Principal Stockholder and the FP Funds acknowledge and consent to the terms, conditions and limitations of Section 8.11 of the Merger Agreement, which provides for the appointment of the Securityholder Representative as the Principal Stockholder’s agent (i) to act on behalf of the Principal Stockholder with respect to the Merger Agreement and the Transactions in accordance with the terms and provisions of the Merger Agreement, (ii) to act on behalf of the Principal Stockholder in any litigation involving the Merger Agreement, and (iii) to do or refrain from doing all such further acts and things and to execute all such documents as the Securityholder

Representative shall deem necessary or appropriate in connection with the Transactions, including all of the powers listed in Section 8.11 of the Merger Agreement.
(c)    The Principal Stockholder and the FP Funds acknowledge and consent to the terms and conditions of Section 2.14 of the Merger Agreement, which provides that the Company Securityholders (which includes the Principal Stockholder) shall pay any unpaid portion of the amount payable to Parent pursuant to Section 2.14(e) of the Merger Agreement.
(d)    The Principal Stockholder and the FP Funds acknowledge and consent to the terms, conditions and limitations of the indemnification and escrow provisions provided for in the Merger Agreement and the Escrow Agreement, which provide that the Company Securityholders (which includes the Principal Stockholder) shall indemnify the Parent Indemnified Persons as set forth in the Merger Agreement, subject to the terms, conditions and limitations thereof.
(e)    The Principal Stockholder and the FP Funds acknowledge that they are aware of and have read the covenants contained in Section 5.4 (Exclusivity) of the Merger Agreement and agree not to take, and to cause their respective Affiliates and the Representatives of each of the foregoing not to take, any action prohibited thereby.
7.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares prior to the First Step Merger Effective Time. Until the First Step Merger Effective Time, all rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Principal Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Principal Stockholder in the voting of any of the Shares or in the performance of the Principal Stockholder’s duties or responsibilities as a stockholder of the Company or Rycan Holdings, in each case, except as otherwise specifically provided in this Agreement.
8.    Representations and Warranties of the Principal Stockholder and the FP Funds. The Principal Stockholder and the FP Funds hereby represent and warrant to Parent, Merger Sub and Successor Sub that, as of the Execution Date and at all times until the Expiration Time:
(a)    the Principal Stockholder is (and, except to the extent a Transfer is made in accordance with the proviso in Section 4(a)(i) of this Agreement, will be) the legal and beneficial owner of the Shares with full power to vote or direct the voting of the Shares for and on behalf of all legal and beneficial owners of the Shares;
(b)    the Shares are (and will be) free and clear of all Encumbrances (other than Statutory Transfer Restrictions);
(c)    the Principal Stockholder does not legally or beneficially own any securities of the Company or Rycan Holdings other than the Shares;
(d)    the Principal Stockholder and the FP Funds have (and will have) full power and authority to make, enter into and carry out the terms of this Agreement;

(e)    the execution, delivery and performance of this Agreement by the Principal Stockholder and the FP Funds does not, and the consummation by the Principal Stockholder and the FP Funds of the transactions contemplated by this Agreement will not, result in a violation or breach of, contravene, conflict with or result in a violation or breach of, constitute a default under, or give rise to any right to declare a default (or an event which, with the giving of due notice or lapse of time or both, would become a default) or exercise any remedy under, accelerate the maturity or performance of or payment under, or cancel, terminate or modify (with or without due notice or lapse of time or both) any applicable Legal Requirement or any contract to which the Principal Stockholder or either of the FP Funds is a party or that is binding on it or its assets and will not result in the creation of any Encumbrances on any of the assets or properties of the Principal Stockholder (other than solely those obligations contemplated by this Agreement with respect to the Shares) or either of the FP Funds;
(f)    this Agreement has been duly and validly executed by the Principal Stockholder and the FP Funds and constitutes the valid and legally binding obligation of the Principal Stockholder and the FP Funds, enforceable against the Principal Stockholder and the FP Funds in accordance with its terms, except as enforceability is limited by the Enforceability Exceptions;
(g)    no notices, reports or other Filings are required to be made by the Principal Stockholder or either of the FP Funds with, nor are any Consents, registrations or permits required to be obtained by the Principal Stockholder or either of the FP Funds from, any Governmental Authority or any other Person, in connection with the execution and delivery of this Agreement or consummation of the transaction contemplated by this Agreement by the Principal Stockholder and the FP Funds; and
(h)    the method of terminating the Stockholders Agreement, the Registration Rights Agreement and the Fee Agreement as contemplated by Sections 9, 10 and 11 of this Agreement, respectively, complies in all respects with the terms of the Stockholders Agreement, the Registration Rights Agreement and the Fee Agreement and is sufficient to irrevocably and unconditionally terminate the Stockholders Agreement, the Registration Rights Agreement and the Fee Agreement, effective at the First Step Merger Effective Time.
9.    Termination of Stockholders Agreement. The Principal Stockholder irrevocably hereby agrees that the Stockholders Agreement (the “Stockholders Agreement”) dated as of June 7, 2007, and as amended by that Amendment No. 1 to Stockholders Agreement dated March 31, 2015, by and between the Company and the Company Stockholders a party thereto is hereby, effective at the First Step Merger Effective Time, terminated, with no Liabilities of any of the Company Entities thereunder surviving the First Step Merger Effective Time. For the avoidance of doubt, such termination shall not affect any indemnification or contribution rights in favor of the Principal Stockholder or its Affiliates from the Company Securityholders. The Principal Stockholder shall timely notify all other parties to the Stockholders Agreement that the Stockholders Agreement has been terminated.
10.    Termination of Registration Rights Agreement. The Principal Stockholder irrevocably hereby agrees that the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of June 1, 2007, by and between the Company and the Company Stockholders a party thereto is hereby, effective at the First Step Merger Effective Time, terminated, with no Liabilities of any of the Company Entities thereunder surviving the First Step Merger Effective Time. The Principal Stockholder shall timely notify all other parties to the Registration Rights Agreement that the Registration Rights Agreement has been terminated.
11.    Termination of Fee Agreement. The Principal Stockholder irrevocably hereby agrees to cause the Fee Agreement dated as of June 1, 2007, by and between the Company and Francisco Partners Management, LLC to be terminated at or prior to the First Step Merger Effective Time, with no Liabilities of any of the Company Entities thereunder surviving the First Step Merger Effective Time.
12.    Guarantee by the FP Funds.
(a)    At all times on and after the Execution Date, the FP Funds hereby irrevocably and unconditionally guarantee, jointly and severally, the payment and performance of (1) all Liabilities of the Company Securityholders (including, without limitation, the Principal Stockholder) under Section 2.14 of the Merger Agreement, (2) all Liabilities of the Company Securityholders (including, without limitation, the Principal Stockholder) under Section 8.2(d)(vi) of the Merger Agreement, (3) all Liabilities of the Principal Stockholder under the Merger Agreement, including, without limitation, Article VIII of the Merger Agreement, and (4) all Liabilities of the Principal Stockholder under the other Transaction Documents to which the Principal Stockholder is a party or is otherwise subject, including, without limitation, this Agreement (collectively, the “Guaranteed Obligations”). The Liability of the FP Funds under this Section 12 is absolute, unconditional and irrevocable irrespective of the following:
(i)    the lack of power or authority of (A) the FP Funds to execute and deliver this Agreement, (B) the Company to execute and deliver the Merger Agreement, or (C) the Principal Stockholder to execute and deliver any of the Transaction Documents to which the Principal Stockholder is a party or is otherwise subject, including, without limitation, this Agreement;
(ii)    the existence or continuance of any Beneficiary, Company Securityholder or any of their respective Affiliates as a legal entity, as applicable;
(iii)    the consolidation or merger of any Company Securityholder or any Affiliate thereof with or into any other Person, or the sale, lease or other disposition by any Company Securityholder or any Affiliate thereof of all or substantially all of its assets to any other Person, whether or not effected in compliance with the provisions of the Merger Agreement;
(iv)    the bankruptcy or insolvency of any Company Securityholder or any Affiliate thereof, the admission in writing by any Company Securityholder or any Affiliate thereof of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with creditors; or
(v)    any act, failure to act, delay or omission whatsoever on the part of any Company Securityholder (other than the timely payment and performance of the Guaranteed

Obligations) or any failure to give either of the FP Funds notice of default in the making of any payment that constitutes a Guaranteed Obligation.
(b)    The FP Funds hereby:
(i)    agree that, to the fullest extent permitted by applicable Legal Requirements, their performance of the Guaranteed Obligations is not conditional on (A) the validity or enforceability of any of the Transaction Documents or the Guaranteed Obligations, (B) the taking of any action by any Person or (C) any other circumstances;
(ii)    agree that a separate Proceeding may be brought by Parent, Merger Sub, Successor Sub or any other Parent Indemnified Person, as applicable (each, a “Beneficiary”), whether or not any Proceeding is brought or prosecuted against any of the Company Securityholders with respect to Section 12(a)(1) and (2) or whether any of the Company Securityholders with respect to Section 12(a)(1) and (2) is joined to any such Proceeding; provided, that, at least 30 days shall have elapsed since making a demand on such Company Securityholders;
(iii)    agree that, notwithstanding anything in this Agreement, the Merger Agreement, the Escrow Agreement or any of the other Transaction Documents to the contrary, the Beneficiaries are entitled to seek recovery under Section 12(a)(2) of this Agreement directly from the FP Funds, on a joint and several basis, and are not required to first seek recovery against the Escrow Fund or any of the Company Securityholders;
(iv)    authorize each Beneficiary to take and hold security for the payment and performance of the Guaranteed Obligations, and exchange, enforce, waive or release any such security or any part thereof, and apply any such security and direct the order or manner of sale thereof as such Beneficiary determines in such Beneficiary’s reasonable discretion;
(v)    authorize each Beneficiary, at such Beneficiary’s election, to exercise any right or remedy such Beneficiary may have against the Company Securityholders or any security held by such Beneficiary, including, without limitation, the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the Liability of the FP Funds under this Section 12; and
(vi)    assume the responsibility of being and keeping informed of the financial condition of the Company Securityholders and all of the other circumstances bearing upon the risk of non-performance of the Guaranteed Obligations that diligence inquiry would reveal, and agree that no Beneficiary has any duty to advise them of information known to such Beneficiary regarding such condition or any such circumstances.
(c)    The FP Funds hereby expressly waive the following: (i) notice of acceptance of this Agreement; (ii) any requirement to first pursue, with respect to Section 12(a)(1) and Section 12(a)(2) of this Agreement, any of the Company Securityholders or exhaust any remedies against the Principal Stockholder (and, with respect to Section 12(a)(1) and Section 12(a)(2) of this Agreement, any of the Company Securityholders); (iii) any requirement of promptness, diligence, presentment, notice of acceleration, demands for performance, notice of demand, notice of non-

performance, notice of default or delinquency, notice of dishonor, notice of non-payment, protest, notice of protest, and notice of acceptance, other than those required under Article VIII of the Merger Agreement; (iv) any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the FP Funds against any Company Securityholder; (v) all rights and benefits that might otherwise be available to the FP Funds with respect to the Merger Agreement and this Section 12 under applicable laws of suretyship and guarantor’s defenses generally; (vi) any defense based upon (A) any amendment, modification or extension of the obligations hereby guaranteed or (B) any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of any Company Securityholder or any permitted assignee), or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, enjoin, condition, reduce or impair the ability of a Beneficiary to enforce any rights, whether now existing or hereafter acquired, that Beneficiary may have against either of the FP Funds related to the Guaranteed Obligations.
(d)    The guarantee contemplated by this Section 12 shall continue to be effective or be automatically reinstated, as the case may be, if and to the extent that at any time any performance of all or any portion of the Guaranteed Obligations or any amount owed by either of the FP Funds pursuant to this Section 12 is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of either of the FP Funds or any of the Company Securityholders.
(e)    Payments made hereunder by the FP Funds may be made in cash, or a combination of cash and Transaction Shares, as provided in Section 8.8 of the Merger Agreement.
13.    Miscellaneous.
(a)    Notices. All notices, Consents and other communications under this Agreement must be in writing and are to be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment during regular business hours, or if not during regular business hours, the next Business Day, (iii) sent by electronic mail during regular business hours, or if not during regular business hours, the next Business Day, (iv) received by the addressee, if sent by certified mail, return receipt requested, or (v) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below (or to such other addresses or facsimile numbers as a Party designates by notice to the other Parties in accordance with this Section 13(a)):
If to Parent, Merger Sub of Successor Sub, to:
Computer Programs and Systems, Inc.
6600 Wall Street
Mobile, Alabama 36695
Attention: Boyd Douglas
Electronic Mail: Boyd.douglas@CPSI.com
Facsimile: 251‑639‑8214

With copies sent contemporaneously to (which does not constitute notice to Parent, Merger Sub or Successor Sub):
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions Harbert Plaza
Birmingham, Alabama 35203
Attention: Gregory S. Curran and Brad Wood
Electronic Mail:    gcurran@maynardcooper.com and
bwood@maynardcooper.com
Facsimile: 205‑254‑1999
If to the Principal Stockholder or the FP Funds, to:
c/o Francisco Partners II, L.P.
One Letterman Drive
Building C, Suite 410
San Francisco, CA 94129
Attention: Ezra Perlman and Brian Decker
Electronic Mail:    perlman@franciscopartners.com and
decker@franciscopartners.com
Facsimile No.: (415) 418-2999
With copies sent contemporaneously to (which does not constitute notice to the Principal Stockholder or the FP Funds):
Shearman & Sterling LLP
Four Embarcadero Center, Ste. 3800
San Francisco, CA 94111
Attention: Michael J. Kennedy, Esq. and Dana Kromm, Esq.
Electronic Mail:    mkennedy@shearman.com and
dana.kromm@shearman.com
Facsimile: (415) 616-1199
(b)    Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Documents constitute the entire agreement among the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties or between any of them, with respect to the subject matter hereof and thereof.
(c)    Amendment. Subject to applicable Legal Requirements, this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by the Parties. No course of dealing between or among any Persons having any interest in this Agreement is to be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

(d)    Benefits; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement shall not be transferred or assigned (i) by Parent, Merger Sub or Successor Sub without the prior written consent of the Principal Stockholder and the FP Funds or (ii) by the Principal Stockholder or either of the FP Funds without the prior written consent of Parent. Notwithstanding the foregoing: (A) each of Parent, Merger Sub and Successor Sub may assign this Agreement (in whole but not in part) without the prior written consent of the Principal Stockholder or the FP Funds to any of their respective Affiliates, (B) any or all of the rights and interests and/or obligations of Parent, Merger Sub or Successor Sub under this Agreement: (1) may be assigned and/or delegated without the prior written consent of the Principal Stockholder or the FP Funds to any purchaser of all or substantially all of the assets of Parent, Merger Sub, Successor Sub or any of their respective Affiliates; and (2) may be assigned without the prior written consent of the Principal Stockholder or the FP Funds as a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving Parent, Merger Sub, Successor Sub or any of their respective Affiliates; and (C) each of Parent, Merger Sub, Successor Sub and their respective Affiliates shall be permitted to collaterally assign, at any time and in their sole discretion, their respective rights under this Agreement without the prior written consent of the Principal Stockholder or the FP Funds to any lender or lenders providing financing to Parent, Merger Sub, Successor Sub or any of their respective Affiliates (including any agent for any such lender or lenders) or to any assignee or assignees of such lender, lenders or agent; provided, in each case, including pursuant to subsections (A), (B) and (C), that no such assignment shall relieve Parent, Merger Sub or Successor Sub from their respective obligations hereunder.
(e)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Legal Requirement or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the maximum extent possible.
(f)    Expenses. Except as otherwise provided in this Agreement or the Merger Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses whether or not the Transactions are consummated; provided, however, that Parent may pay any such fees, costs and expenses incurred by Parent, Merger Sub or Successor Sub or on their behalf directly or through one of its Affiliates (including the Company Entities following the Closing).
(g)    Counterparts and Delivery. This Agreement may be executed in multiple counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when the Parties shall have executed this Agreement and each Party has received counterparts signed by each of the other Parties. Delivery of a signed counterpart signature page to this Agreement by facsimile transmission, by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof.
(h)    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right under this Agreement shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. No waiver of any of the provisions of this Agreement is to be deemed or is to constitute a waiver of any other provisions of this Agreement, whether or not similar, nor is any waiver to constitute a continuing waiver. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.
(i)    Specific Performance; Injunctive Relief.
(i)    Any and all remedies available to a Party under the law will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(ii)    The Parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such non-performance or breach. Accordingly, the Parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Principal Stockholder or either of the FP Funds, on the one hand, or Parent, Merger Sub and Successor Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Principal Stockholder and the FP Funds, on the one hand, and Parent, Merger Sub and Successor Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, without posting any bond or other undertaking or proving damages. Parent, Merger Sub and Successor Sub hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Parent, Merger Sub and Successor Sub, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Parent, Merger Sub and Successor Sub under this Agreement. The Principal Stockholder and the FP Funds hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the Principal Stockholder or either of the FP Funds, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the Principal Stockholder and the FP Funds under this Agreement. The Parties further agree that (A) by seeking the remedies provided for in this Section 13(i)(ii), a

Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 13(i)(ii) are not available or otherwise are not granted, and (B) nothing set forth in this Section 13(i)(ii) shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 13(i)(ii) prior or as a condition to exercising any termination right hereunder (or pursuing damages prior to or after such termination), nor shall the commencement of any Proceeding pursuant to this Section 13(i)(ii) or anything set forth in this Section 13(i)(ii) restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of this Agreement or pursue any other remedies under this Agreement that may be available then or thereafter.
(j)    Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AS WELL AS ALL MATTERS IN DISPUTE AMONG THE PARTIES, WHETHER ARISING FROM OR RELATING TO THIS AGREEMENT OR ARISING FROM OR RELATING TO ALLEGED EXTRA‑CONTRACTUAL FACTS PRIOR TO, DURING OR SUBSEQUENT TO THIS AGREEMENT, INCLUDING FRAUD, MISREPRESENTATION, NEGLIGENCE OR ANY OTHER ALLEGED TORT OR VIOLATION OF THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UPON WHICH SUCH MATTER IS ASSERTED, ARE TO BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH THE LEGAL REQUIREMENTS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LEGAL REQUIREMENTS. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY IS PERMITTED TO FILE A COPY OF THIS SECTION 13(j) WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER AMONG THE PARTIES RELATING TO THIS AGREEMENT IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(k)    Consent to Jurisdiction. THE PARTIES SHALL BRING ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF DELAWARE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HEREBY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR ASSETS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH PROCEEDING, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE VENUE BASED ON THE GROUND OF FORUM NON-CONVENIENS, THAT SUCH PARTY NOW OR HEREAFTER HAS TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE REPAID, TO SUCH PARTY AT SUCH

PARTY’S ADDRESS SET FORTH IN SECTION 13(a) OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT IS TO AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LEGAL REQUIREMENTS.
(l)    Third Party Beneficiaries. Nothing in this Agreement is to be construed to give any Person other than the Parties any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to Section 13(d) of this Agreement. Notwithstanding the foregoing, each Released Party and each Beneficiary that is not a Party is an intended third party beneficiary of this Agreement and each such Person is entitled to enforce the provisions of this Agreement as though such Person were a Party.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.
PARENT:

Computer Programs and Systems, Inc.
By: /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President and Chief Executive Officer
MERGER SUB:

HHI Merger Sub I, Inc.
By: /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President
SUCCESSOR SUB:

HHI Merger Sub II, Inc.
By: /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President

[Signature Page to Support Agreement]

PRINCIPAL STOCKHOLDER:

AHR Holdings, LLC
By: /s/ Chris Bauleke
Name: Chris Bauleke
Title: President
FP FUND II:

Francisco Partners II, L.P.
By: /s/ Ezra Perlman
Name: Ezra Perlman
Title: Manager
FP PARALLEL FUND II:

Francisco Partners Parallel Fund II, L.P.
By: /s/ Ezra Perlman
Name: Ezra Perlman
Title: Manager

[Signature Page to Support Agreement]